Exhibit 99.4

PUGET ENERGY, INC.

LETTER TO CLIENTS

FOR TENDER OF ALL OUTSTANDING

$450,000,000 6.500% SENIOR NOTES DUE 2020

IN EXCHANGE FOR

REGISTERED

$450,000,000 6.500% SENIOR NOTES DUE 2020

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2011, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus dated             , 2011 of Puget Energy, Inc. (the “Company”) and the related letter of transmittal. These two documents constitute the Company’s offer to exchange its $450,000,000 6.500% Senior Notes due 2020 and the associated guarantees (together, the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding $450,000,000 6.500% Senior Notes due 2020 and the associated guarantees (together, the “Original Notes”) (the “Exchange Offer”).

The Exchange Offer for Original Notes is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The accompanying letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of Original Notes will represent to the Company that (i) such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company, (ii) such person is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, and (iii) any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes. In addition, each holder of Original Notes who is a broker-dealer or is using the exchange offer to participate in the distribution of exchange notes acknowledges and agrees that it could not, under Commission policy, rely on certain no-action letters and it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.

INSTRUCTION TO REGISTERED HOLDER AND/OR

BOOK-ENTRY TRANSFER FACILITY PARTICIPANT

To Registered Holder and/or Participant of the DTC:

The undersigned hereby acknowledges receipt and review of the prospectus dated , 2011 of Puget Energy, Inc. (the “Company”) and the related letter of transmittal. These two documents together constitute the Company’s offer to exchange its $450,000,000 6.500% Senior Notes due 2020 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding $450,000,000 6.500% Senior Notes due 2020 (the “Original Notes”) (the “Exchange Offer”).

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Original Notes held by you for the account of the undersigned.

The aggregate principal amount of the Original Notes held by you for the account of the undersigned is:

Titles of Series	Principal Amount (FILL IN AMOUNT)

6.500% Senior Notes due 2020	$

WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

☐	TO TENDER ALL ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

☐	TO TENDER THE FOLLOWING AMOUNT OF ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

Titles of Series	Principal Amount (FILL IN AMOUNT) (minimum $2,000 and integral multiples of $1,000 in excess thereof)

6.500% Senior Notes due 2020	$

☐	NOT TO TENDER ANY ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL ORIGINAL NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED. PLEASE NOTE THAT ANY UNTENDERED ORIGINAL BONDS MUST BE IN MINIMUM DENOMINATIONS OF $2,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company, (ii) the undersigned is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, (iii) any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes, and (iv) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE
Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: